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                                                                   Exhibit 10(b)

                 Consent of Swidler Berlin Shereff Friedman, LLP


         We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury U.S. Large Cap Fund of Mercury Funds, Inc. filed as part of Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-66481) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-66481).


                             /s/ Swidler Berlin Shereff Friedman, LLP
                                 Swidler Berlin Shereff Friedman, LLP



New York, New York

September 12, 2000